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                                                                   Exhibit 99.1

[OPENROUTE NETWORKS LOGO]                              NEWS RELEASE


Contact: Joe Grillo or Steve Shedd
         OpenROUTE Networks, Inc.
         (508) 898-2800


                   OpenROUTE(R) NETWORKS, INC. IN LAUNCHED
                   TO "SIMPLIFY THE BUSINESS OF CONNECTING"


        NEW COMPANY STRENGTHENS FOCUS ON INTERNET/INTRANET MARKETPLACE
             AS IT PREPARES TO TRADE AS "OPEN" ON NASDAQ EXCHANGE



     WESTBORO, MASS., JUNE 10, 1998 - OpenROUTE(R) Networks, Inc., a leading provider of networking solutions for Internet and Intranet connectivity, announced today that its shareholders have overwhelmingly approved a proxy proposal to change the Company's name from Proteon, Inc. (NASDAQ:PTON) to OpenROUTE Networks, Inc. (NASDAQ:OPEN). The announcement was made at the Company's annual meeting held today in Canton, Mass. OpenROUTE Networks had been operating as a wholly owned subsidiary of Proteon, Inc. since it was formed in January of 1997.

     Upon the completion of the necessary filings with NASDAQ, the Securities and Exchange Commission (SEC), and the office of the Massachusetts Secretary of State, the Company's stock symbol will change from PTON to OPEN. The actual date the stock will begin trading on the NASDAQ system as OPEN is expected to be determined within a week. A press release will be issued with the official start date for shares to be traded under the OPEN ticker symbol. Shareholders will also be notified of the change through their brokerage firm or the Company's transfer agent.

    New stock certificates issued will now bear the name OpenROUTE Networks, Inc. Existing Proteon stock certificates will not be re-issued and will be honored as OpenROUTE Networks stock. The Company has initiated plans to operate Proteon, Inc. as as wholly owned subsidiary of OpenROUTE Networks, Inc. and contines to market its Token Ring network adapter cards and hubs. Shareholders who have questions should call the company's Investor Relations Department at 508-898-2800; toll-free Shareholder Direct line at 888-OPEN-RTE (888-673-6783); or visit the Company's Web site at http://www.openroute.com


                                    (more)

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www.openroute.com
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OpenROUTE NETWORKS - 2

    Daniel J. Capone, Jr., president and chief executive officer of the new Company, said, "We are pleased that our shareholders have resoundingly voted to launch OpenROUTE Networks. With their support, the Company is now able to brand its identity with the most dynamic market in the world today...the Internet.

    "The vast opportunities in the Internet marketplace have raised the sense of optimism at OpenROUTE Networks. As millions and millions of new Internet customers come on line, they are changing the way they work and do business. This is the market segment we are now targeting...the customers around the world that are demanding Internet Access to be productive and run their businesses.

    "When the OpenROUTE Networks subsidiary was first created, the Company had a product vision that embodied price-performance, network security, interoperability and guaranteed connectivity. Now, after making the right investments in research and development, these values are being delivered into the market with our GT Business Series, GTX 1000 and Dragon Series products.

    "In today's world, being connected is an absolute must for small-to medium-sized businesses. As service providers play an increasingly vital role in providing equipment and management services to these customers, OpenROUTE Networks is extremely well positioned to provide the Internet Access routing solutions that make the final link. In the weeks and months ahead, we will be aggressively taking our message to the marketplace as we build a campaign to position OpenROUTE Networks as a dynamic, new Internet company," added Capone.

ABOUT OpenROUTE NETWORKS, INC.

    OpenROUTE Networks, Inc., a leading provider of Internet Access products, is "Simplifying the Business of Connecting." All products feature OpenROUTE(R) router software, which is recognized by the industry as the best in its class. OpenROUTE software is licensed by IBM, Digital, Ascend Communications,
Motorola and many leading vendors. Today, OpenROUTE software powers more than 200,000 routers worldwide. Products come standard with the company's "ALLways. Connected(TM) Guarantee," can be installed in minutes,and are easily maintained and managed from central network sites. For more information, contact OpenROUTE Networks, Inc., Westboro, Mass., at 800-545-7464 or on the World Wide Web at http://www.openroute.com.



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